UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 26, 2024

HMN Financial, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24100	41-1777397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1016 Civic Center Drive Northwest
Rochester, Minnesota 55901
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (507) 535-1200

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HMNF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01         Regulation FD Disclosure.

On September 26, 2024, HMN Financial, Inc. (“HMNF”) and Alerus Financial Corporation (“Alerus”) issued a joint press release announcing, among other things, that Alerus has received all regulatory approvals necessary to complete the previously announced merger of HMNF with and into Alerus pursuant to that certain Agreement and Plan of Merger dated as of May 14, 2024 by and between Alerus and HMNF. The press release also discloses that the parties anticipate the proposed merger will close early in the fourth quarter of 2024, subject to customary closing conditions. A copy of the joint press release is furnished as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, and the related Exhibit 99.1, attached hereto is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by HMNF for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference to any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.         Financial Statements and Exhibits.

Exhibit	Description

99.1	September 26, 2024 Joint Press Release of HMN Financial, Inc. and Alerus Financial Corporation.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2024	HMN Financial, Inc.

	By:	/s/ Jon Eberle
Jon Eberle
Senior Vice President, Chief Financial Officer and Treasurer